AS FILED WITH THE COMMISSION ON AUGUST 4, 1998
                                                      Registration No. 333-59687
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
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                            WMC SECURED ASSETS CORP.
             (Exact name of Registrant as specified in its Charter)

                                    Delaware
                            (State of Incorporation)

                     (I.R.S. Employer Identification Number)

                         6320 Canoga Avenue, Suite 1300
                        Woodland Hills, California 91367
                                 (818) 592-2610
   (Address and telephone number of Registrant's principal executive offices)

                                  Scott McAfee
                            WMC Secured Assets Corp.
                         6320 Canoga Avenue, Suite 1300
                        Woodland Hills, California 91367
                                 (818) 592-2610
            (Name, address and telephone number of agent for service)
                                ----------------

                                   Copies to:
                               Kathryn Cruze, Esq.
                             Thacher Proffitt & Wood
                             Two World Trade Center
                            New York, New York 10048

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         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED            PROPOSED
                                                                       MAXIMUM            MAXIMUM
                                                                      OFFERING           AGGREGATE          AMOUNT OF
                                                   AMOUNT               PRICE             OFFERING        REGISTRATION
  TITLE OF SECURITIES BEING REGISTERED        TO BE REGISTERED      PER UNIT (1)         PRICE (1)           FEE(2)
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
Mortgage Pass-Through Certificates,            $1,985,000,000           100%           $1,985,000,000    $525,395
issued in series

Mortgage-Backed Notes, issued in series        $15,000,000              100%           $15,000,000       $4,425
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

(1) Estimated solely for the purpose of calculating the registration fee.

(2) $204,000,000 aggregate principal amount of Mortgage Pass-Through Certificates registered by the Registrant under Registration Statement No. 333-41173 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Mortgage Pass-Through Certificates have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under this Registration Statement as so consolidated as of the date of this filing is $2,000,000,000.

                           --------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is a part of this Registration Statement is a combined prospectus and includes all the information required in a prospectus relating to the securities covered by Registration Statement No. 333-41173 previously filed by the Registrant. This Registration Statement, which relates to $2,000,000,000 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes, constitutes Post-Effective Amendment Number 2 to Registration Statement No. 333-41173.

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